Exhibit 32
                    CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of GeNOsys, Inc. (the "Company") on Form 10-QSB for the period ending February 28, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), We, John W. R. Miller, President and director and Christie Melanie Woodruff Jones, Secretary/Treasurer and director of our Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: 4/12/2006                      /s/John W. R. Miller
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                                         John W. R. Miller
                                         President and Director


Dated: 4/12/2006                      /s/Christie Melanie Woodruff Jones
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                                         Christie Melanie Woodruff Jones
                                         Secretary/Treasurer and director